Amalgamated Financial Corp. Reports Third Quarter 2023 Financial Results; Stable Net Interest Margin at 3.29%, Deposit growth excluding Brokered CDs of $172.8 million Common Equity Tier 1 Capital Ratio of 12.63% | Return on Average Assets of 1.12% NEW YORK, October 26, 2023 – (Globe Newswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced its complete financial results for the third quarter ended September 30, 2023. Third Quarter 2023 Highlights (on a linked quarter basis) • Net income of $22.3 million, or $0.73 per diluted share, compared to $21.6 million, or $0.70 per diluted share. • Core net income1 of $23.3 million, or $0.76 per diluted share, compared to $22.0 million, or $0.72 per diluted share. Deposits and Liquidity • Total deposits increased $96.2 million, or 1.4%, to $7.0 billion including a $76.6 million decline in Brokered CDs. • Excluding Brokered CDs, deposits increased $172.8 million or 2.7% to $6.6 billion. • Political deposits increased $115.4 million, or 13.8%, to $951.2 million. • Average cost of deposits, excluding Brokered CDs, increased 24 basis points to 111 basis points for the quarter, where non-interest bearing deposits comprised 43% of total deposits. • Super-core deposits1 totaled approximately $3.4 billion, had a weighted average life of 17 years, and comprised 52% of total deposits, excluding Brokered CDs. • Total uninsured deposits were $3.8 billion, improving to 54% of total deposits. Excluding uninsured super-core deposits of approximately $2.6 billion, remaining uninsured deposits were approximately 17-20% of total deposits with immediate liquidity coverage of 224%. • Cash and borrowing capacity totaled $2.6 billion (immediately available) plus unpledged securities (two-day availability) of $576.0 million for total liquidity within two-days of $3.2 billion (85% of total uninsured deposits). Assets and Margin • Loans receivable, net of deferred loan origination costs, increased $113.0 million, or 2.7%, to $4.4 billion. • Total PACE assessments grew $48.3 million to $1.1 billion. • Net interest income was $63.7 million and net interest margin was 3.29%, with each better than the guidance range provided in the second quarter. Investments and Capital • Tangible common equity ratio of 6.72%, represents another consecutive quarter of improvement. • Traditional available-for-sale securities, which are 72% of the traditional securities portfolio, had unrealized losses of 8.1%, with an effective duration of 1.9 years. • Traditional held-to-maturity securities, which are 28% of the traditional securities portfolio, had unrecognized losses of 10.6%, with an effective duration of 3.9 years. • Regulatory capital remains above bank “well capitalized” standards. • Leverage ratio of 7.89%, increasing 11 basis points from the prior quarter and Common Equity Tier 1 ratio of 12.63% representing a conservative asset mix. Share Repurchase • Repurchased approximately 142,000 shares, or $2.6 million of common stock under the Company’s $40 million share repurchase program announced in the first quarter of 2022, with $20.9 million of remaining capacity. Priscilla Sims Brown, President and Chief Executive Officer, commented, “We are in the midst of turning over an older balance sheet as our lower yielding residential loans, multi-family loans and securities roll off over the next twelve to eighteen months and are replaced with higher yielding loans and PACE securities. When paired with our deposit franchise, I am excited about our prospects for margin expansion during 2024.” 1 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on our website, www.amalgamatedbank.com.

Third Quarter Earnings Net income for the third quarter of 2023 was $22.3 million, or $0.73 per diluted share, compared to $21.6 million, or $0.70 per diluted share, for the second quarter of 2023. The $0.7 million increase for the third quarter of 2023 compared to the preceding quarter was primarily driven by a $1.9 million decrease in the provision for credit losses, a $0.7 million increase in net interest income, and a $0.2 million decrease in non-interest expense, offset by an increase in net losses on sales of available for sale securities of $0.8 million, and a $1.0 million increase in income tax expense. Core net income excluding the impact of solar tax equity investments (non-GAAP)1 for the third quarter of 2023 was $23.3 million, or $0.76 per diluted share, compared to $22.0 million, or $0.72 per diluted share, for the second quarter of 2023. Excluded from core net income for the third quarter of 2023 were $1.7 million of pre-tax losses on sales of securities, $0.6 million of pre-tax gains on subordinated debt repurchases, and $0.3 million in severance costs. Excluded from the second quarter of 2023 were $0.3 million of pre-tax losses on the sale of securities and $0.3 million in severance costs. Net interest income was $63.7 million for the third quarter of 2023, compared to $63.0 million for the second quarter of 2023. Loan interest income increased $4.2 million driven by a $111.9 million increase in average loan balances coupled with a 23 basis point increase in loan yields. Interest income on securities increased $0.6 million driven by a 9 basis point increase in securities yield offset by a decrease in the average balance of securities of $51.5 million. The increase in interest income was offset by higher interest expense on total interest-bearing deposits of $4.3 million driven by a 30 basis point increase in cost and an increase in the average balance of total interest-bearing deposits of $219.3 million. The changes in deposit costs were primarily related to increased rates on select non-time deposit products and also a 99 basis point increase in the cost of time deposits. Net interest margin was 3.29% for the third quarter of 2023, a decrease of 4 basis points from 3.33% in the second quarter of 2023. The modest decrease is largely due to increased rates and average balances of interest-bearing liabilities, primarily costs for deposits. No prepayment penalties were earned in loan income in the second or third quarter of 2023. Provision for credit losses totaled $2.0 million for the third quarter of 2023 compared to $3.9 million in the second quarter of 2023. Provision expense is primarily driven by portfolio growth, certain individual reserves, and $2.0 million of solar charge-offs, offset by improvements in macro economic forecasts used in the CECL model and releases of reserves for lower unfunded exposures. Core non-interest income excluding the impact of solar tax equity investments (non-GAAP)1 was $7.8 million for the third quarter of 2023, compared to $8.2 million in the second quarter of 2023. The decrease was primarily related to a decrease in Trust Department fees and miscellaneous fee income. Core non-interest expense (non-GAAP)1 for the third quarter of 2023 was $37.0 million, a decrease of $0.2 million from the second quarter of 2023. This was mainly driven by a $0.6 million decrease in professional fees, offset by a $0.4 million increase in data processing expense primarily as a result of a sales tax credit recognized in the previous quarter. Our provision for income tax expense was $8.8 million for the third quarter of 2023, compared to $7.8 million for the second quarter of 2023. The increase is driven by higher pre-tax earnings in the quarter and also reflects a higher effective tax rate for the year. As a result, our effective tax rate for the third quarter of 2023 was 28.4%, compared to 26.5% for the second quarter of 2023. Our full year annual estimated tax rate is expected to approximate 27.4%. 2

Balance Sheet Quarterly Summary Total assets were $7.9 billion at September 30, 2023, compared to $7.8 billion at June 30, 2023, in keeping with our strategy to keep our balance sheet flat. Notable changes within individual balance sheet line items include a $113.0 million increase in loans receivable, net of deferred loan origination costs, funded mainly by a $88.7 million decrease in available- for-sale investment securities. Additionally, deposits excluding Brokered CDs increased by $172.8 million, while Brokered CDs decreased $76.6 million. The net increase in deposits is primarily reflected by a corresponding $74.5 million increase in cash. Total loans receivable, net of deferred loan origination costs at September 30, 2023 were $4.4 billion, an increase of $113.0 million, or 2.7%, compared to June 30, 2023. The increase in loans is primarily driven by a $101.0 million increase in commercial and industrial loans, and a $21.0 million increase in residential loans, offset by a $9.2 million decrease in the commercial real estate portfolio, and a $0.8 million decrease in multifamily loans. During the quarter we had $37.4 million of payoffs and net upgrades of criticized or classified loans, including $20.9 million of commercial real estate loan upgrades, $4.7 million in multifamily loan upgrades, and a full payoff of an $8.0 million multifamily loan, as we continue to focus on the improving the credit quality of the commercial portfolio. Deposits at September 30, 2023 were $7.0 billion, an increase of $96.2 million, or 1.4%, during the quarter. Deposits excluding Brokered CDs increased by $172.8 million to $6.6 billion, or a 2.7% increase. Deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $951.2 million, an increase of $115.4 million during the quarter. Non-interest-bearing deposits represented 42% of average total deposits and 40% of ending total deposits for the quarter, contributing to an average cost of total deposits of 133 basis points. Nonperforming assets totaled $36.5 million, or 0.46% of period-end total assets, an increase of $1.2 million, compared with $35.3 million, or 0.45% on a linked quarter basis. The increase in non-performing assets was primarily driven by a $2.4 million construction loan and $0.5 million in residential loans placed on nonaccrual status, offset by a $1.2 million partial charge-off on a multifamily loan moved to held for sale and subsequently sold in October, and the sale of $0.6 million of nonaccrual consumer loans held-for-sale. During the quarter, the allowance for credit losses on loans increased $0.4 million to $67.8 million. The ratio of allowance to total loans was 1.55%, a decrease of 4 basis points from 1.59% in the second quarter of 2023. Capital Quarterly Summary As of September 30, 2023, our Common Equity Tier 1 Capital Ratio was 12.63%, Total Risk-Based Capital Ratio was 15.28%, and Tier-1 Leverage Capital Ratio was 7.89%, compared to 12.51%, 15.26%, and 7.78%, respectively, as of June 30, 2023. Stockholders’ equity at September 30, 2023 was $546.3 million, an increase of $17.7 million during the quarter. The increase in stockholders’ equity was primarily driven by $22.3 million of net income for the quarter offset by $3.1 million in dividends paid at $0.10 per outstanding share, $2.6 million of common stock repurchases, and a $0.1 million increase in accumulated other comprehensive loss due to the tax effected mark-to-market on our available for sale securities portfolio. Our tangible book value per share was $17.43 as of September 30, 2023 compared to $16.78 as of June 30, 2023. Tangible common equity improved to 6.72% of tangible assets, compared to 6.59% as of June 30, 2023. 3

Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its third quarter 2023 results today, October 26, 2023 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Third Quarter 2023 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13740860. The telephonic replay will be available until November 2, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2023, our total assets were $7.9 billion, total net loans were $4.3 billion, and total deposits were $7.0 billion. Additionally, as of September 30, 2023, our trust business held $39.6 billion in assets under custody and $13.9 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for September 30, 2023 versus certain periods in 2023 and 2022 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. 4

Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core efficiency ratio excluding solar tax impact” is defined as “Core non-interest expense” divided by “Core operating revenue excluding solar tax impact.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, and taxes on notable pre- tax items. We believe the most directly comparable GAAP financial measure is net income. “Core net income excluding solar tax impact” is defined as net income after tax excluding gains and losses on sales of securities, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. We believe the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions. We believe the most directly comparable GAAP financial measure is total non- interest expense. “Core non-interest income excluding the impact of solar tax equity investments” is defined as total non-interest income excluding gains and losses on sales of securities, gains on the sale of owned property, and tax credits and depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”, defined as non-interest income excluding gains and losses on sales of securities and gains on the sale of owned property. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core operating revenue excluding solar tax impact” is defined as total net interest income plus non-interest income excluding gains and losses on sales of securities, gains on the sale of owned property, and tax credits and depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average assets excluding solar tax impact” is defined as “Core net income excluding solar tax impact” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by “Average tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. 5

“Core return on average tangible common equity excluding solar tax impact” is defined as “Core net income excluding solar tax impact” divided by “Average tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. We believe the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. We believe the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, preferred stock, goodwill and core deposit intangibles. We believe that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. We believe the most directly comparable GAAP financial measure is total investment securities. 6

Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (i) uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; (iv) changes in our deposits, including an increase in uninsured deposits; (v) unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; (vi) continued fluctuation of the interest rate environment, including changes in net interest margin or changes that affect the yield curve on investments; (vii) potential deterioration in real estate collateral values; (viii) changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation and FDIC assessments in the aftermath of recent bank failures; (ix) the outcome of legal or regulatory proceedings that may be instituted against us; (x) our inability to maintain the historical growth rate of the loan portfolio; (xi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (xiii) any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; (xiv) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (xv) increased competition for experienced members of the workforce including executives in the banking industry; (xvi) a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xvii) a downgrade in our credit rating; (xviii) increased political opposition to Environmental, Social and Governance (“ESG”) practices; (xix) recessionary conditions; (xx) the ongoing economic effects of the COVID-19 pandemic; (xxi) physical and transitional risks related to climate change as they impact our business and the businesses that we finance, and (xxii) future repurchase of our shares through our common stock repurchase program. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7 amalgamated FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

($ in thousands)	Three Months Ended			Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
INTEREST AND DIVIDEND INCOME					
Loans	$ 49,578	$ 45,360	$ 38,264	$ 139,744	$ 103,157
Securities	39,971	39,506	31,580	118,989	75,087
Interest-bearing deposits in banks	1,687	1,056	971	3,360	1,701
Total interest and dividend income	91,236	85,922	70,815	262,093	179,945
INTEREST EXPENSE					
Deposits	23,158	18,816	2,491	55,809	5,374
Borrowed funds	4,350	4,121	696	12,292	2,077
Total interest expense	27,508	22,937	3,187	68,101	7,451
NET INTEREST INCOME	63,728	62,985	67,628	193,992	172,494
Provision for credit losses[(1)]	2,014	3,940	5,363	10,913	10,568
Net interest income after provision for credit losses	61,714	59,045	62,265	183,079	161,926
NON-INTEREST INCOME					
Trust Department fees	3,678	4,006	3,872	11,613	10,842
Service charges on deposit accounts	2,731	2,712	2,735	7,897	8,008
Bank-owned life insurance income	727	546	785	2,054	2,882
Losses on sale of securities	(1,699)	(267)	(1,844)	(5,052)	(2,264)
Gains (losses) on sale of loans, net	26	2	(367)	30	(32)
Equity method investments income (loss)	550	556	(1,151)	1,261	(1,357)
Other income	767	389	973	2,127	1,592
Total non-interest income	6,780	7,944	5,003	19,930	19,671
NON-INTEREST EXPENSE					
Compensation and employee benefits	21,345	21,165	19,527	64,525	55,242
Occupancy and depreciation	3,349	3,436	3,481	10,184	10,378
Professional fees	2,222	2,759	3,173	7,211	8,733
Data processing	4,545	4,082	4,149	13,176	13,660
Office maintenance and depreciation	685	718	807	2,130	2,316
Amortization of intangible assets	222	222	262	666	785
Advertising and promotion	816	1,028	795	3,431	2,410
Federal deposit insurance premiums	1,200	1,100	1,014	3,018	2,440
Other expense	2,955	3,019	3,050	9,154	9,037
Total non-interest expense	37,339	37,529	36,258	113,495	105,001
Income before income taxes	31,155	29,460	31,010	89,514	76,596
Income tax expense	8,847	7,818	8,066	24,230	19,874
Net income	$ 22,308	$ 21,642	$ 22,944	$ 65,284	$ 56,722
Earnings per common share - basic	$ 0.73	$ 0.71	$ 0.75	$ 2.13	$ 1.84
Earnings per common share - diluted	$ 0.73	$ 0.70	$ 0.74	$ 2.12	$ 1.82

(1) In accordance with the adoption of the Current Expected Credit Losses ("CECL") standard on January 1, 2023, the provision for credit losses as of September 30, 2023 and June 30, 2023 is calculated under the current expected credit losses model. For September 30, 2022, the provision presented is the provision for loan losses calculated using the incurred loss model.

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amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	September 30, 2023 (unaudited)	June 30, 2023 (unaudited)	December 31, 2022
Assets			
Cash and due from banks	$ 5,494	$ 4,419	$ 5,110
Interest-bearing deposits in banks	134,725	61,296	58,430
Total cash and cash equivalents	140,219	65,715	63,540
Securities:			
Available for sale, at fair value	1,491,450	1,580,248	1,812,476
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $55 and $57 at September 30, 2023 and June 30, 2023, respectively	612,026	617,380	629,424
PACE assessments, net of allowance for credit losses of $670 and $650 at September 30, 2023 and June 30, 2023, respectively	1,069,834	1,037,151	911,877
	1,681,860	1,654,531	1,541,301
Loans held for sale	2,189	2,458	7,943
Loans receivable, net of deferred loan origination costs	4,364,745	4,251,738	4,106,002
Allowance for credit losses(1)	(67,815)	(67,431)	(45,031)
Loans receivable, net	4,296,930	4,184,307	4,060,971
Resell agreements	—	—	25,754
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,389	4,192	29,607
Accrued interest and dividends receivable	47,745	44,104	41,441
Premises and equipment, net	8,428	8,933	9,856
Bank-owned life insurance	105,708	105,951	105,624
Right-of-use lease asset	22,907	24,721	28,236
Deferred tax asset, net	63,322	63,477	62,507
Goodwill	12,936	12,936	12,936
Intangible assets, net	2,439	2,661	3,105
Equity method investments	11,813	11,657	8,305
Other assets	17,397	26,921	29,522
Total assets	$ 7,909,732	$ 7,792,812	$ 7,843,124
Liabilities			
Deposits	$ 6,990,854	$ 6,894,651	$ 6,595,037
Subordinated debt, net	70,427	73,766	77,708
FHLBNY advances	4,381	—	580,000
Other borrowings	230,000	230,000	—
Operating leases	33,242	35,801	40,779
Other liabilities	34,537	29,980	40,645
Total liabilities	7,363,441	7,264,198	7,334,169
Stockholders' equity			
Common stock, par value $.01 per share	307	307	307
Additional paid-in capital	287,579	286,877	286,947
Retained earnings	368,420	349,204	330,275
Accumulated other comprehensive loss, net of income taxes	(105,294)	(105,214)	(108,707)
Treasury stock, at cost	(4,854)	(2,693)	—
Total Amalgamated Financial Corp. stockholders' equity	546,158	528,481	508,822
Noncontrolling interests	133	133	133
Total stockholders' equity	546,291	528,614	508,955
Total liabilities and stockholders' equity	$ 7,909,732	$ 7,792,812	$ 7,843,124

(1) In accordance with the adoption of the CECL standard on January 1, 2023, the allowance for credit losses on both loans and securities as of September 30, 2023 and June 30, 2023 is calculated under the current expected credit losses model. For December 31, 2022, no allowance was calculated on securities, and the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

9

Select Financial Data As of and for the As of and for the Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, (Shares in thousands) 2023 2023 2022 2023 2022 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.73 $ 0.71 $ 0.75 $ 2.13 $ 1.84 Diluted 0.73 0.70 0.74 2.12 1.82 Core net income (non-GAAP) Basic $ 0.76 $ 0.72 $ 0.78 $ 2.23 $ 1.90 Diluted 0.76 0.72 0.77 2.22 1.87 Core net income excluding solar tax impact (non-GAAP) Basic $ 0.76 $ 0.72 $ 0.81 $ 2.23 $ 1.95 Diluted 0.76 0.72 0.80 2.22 1.92 Book value per common share (excluding minority interest) $ 17.93 $ 17.29 $ 15.90 $ 17.93 $ 15.90 Tangible book value per share (non-GAAP) $ 17.43 $ 16.78 $ 15.37 $ 17.43 $ 15.37 Common shares outstanding, par value $.01 per share(1) 30,459 30,573 30,672 30,459 30,672 Weighted average common shares outstanding, basic 30,481 30,619 30,673 30,601 30,864 Weighted average common shares outstanding, diluted 30,590 30,776 31,032 30,738 31,223 (1) 70,000,000 shares authorized; 30,736,141, 30,736,141, and 30,672.303 shares issued for the periods ended September 30, 2023, June 30, 2023, and September 30, 2022 respectively, and 30,458,781, 30,572,606, and 30,672.303 shares outstanding for the periods ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. 10

Select Financial Data

	As of and for the Three Months Ended			As of and for the Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Selected Performance Metrics:					
Return on average assets	1.12 %	1.11 %	1.15 %	1.11 %	0.98 %
Core return on average assets (non-GAAP)	1.17 %	1.13 %	1.19 %	1.17 %	1.02 %
Core return on average assets excluding solar tax impact (non-GAAP)	1.17 %	1.13 %	1.24 %	1.17 %	1.04 %
Return on average equity	16.43 %	16.45 %	17.79 %	16.69 %	14.32 %
Core return on average tangible common equity (non-GAAP)	17.67 %	17.28 %	19.11 %	18.02 %	15.25 %
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	17.67 %	17.28 %	19.88 %	18.02 %	15.65 %
Average equity to average assets	6.82 %	6.77 %	6.44 %	6.67 %	6.88 %
Tangible common equity to tangible assets (non-GAAP)	6.72 %	6.59 %	6.00 %	6.72 %	6.00 %
Loan yield	4.56 %	4.33 %	4.07 %	4.43 %	3.95 %
Securities yield	4.94 %	4.85 %	3.35 %	4.84 %	2.82 %
Deposit cost	1.33 %	1.10 %	0.14 %	1.08 %	0.10 %
Net interest margin	3.29 %	3.33 %	3.48 %	3.40 %	3.11 %
Efficiency ratio [(1)]	52.96 %	52.91 %	49.92 %	53.05 %	54.64 %
Core efficiency ratio (non-GAAP)	51.71 %	52.31 %	49.09 %	51.88 %	53.80 %
Core efficiency ratio excluding solar tax impact (non-GAAP)	51.71 %	52.31 %	48.24 %	51.88 %	53.22 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	0.79 %	0.79 %	0.51 %	0.79 %	0.51 %
Nonperforming assets to total assets	0.46 %	0.45 %	0.33 %	0.46 %	0.69 %
Allowance for credit losses on loans to nonaccrual loans[(2)]	197.58 %	200.19 %	212.51 %	197.58 %	212.51 %
Allowance for credit losses on loans to total loans[(2)]	1.55 %	1.59 %	1.09 %	1.56 %	1.09 %
Annualized net charge-offs (recoveries) to average loans	0.27 %	0.29 %	0.29 %	0.27 %	0.16 %
Capital Ratios:					
Tier 1 leverage capital ratio	7.89 %	7.78 %	7.16 %	7.89 %	7.16 %
Tier 1 risk-based capital ratio	12.63 %	12.51 %	11.91 %	12.63 %	11.91 %
Total risk-based capital ratio	15.28 %	15.26 %	14.43 %	15.28 %	14.43 %
Common equity tier 1 capital ratio	12.63 %	12.51 %	11.91 %	12.63 %	11.91 %

(1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

(2) In accordance with the adoption of the CECL standard on January 1, 2023, the allowance for credit losses on loans as of September 30, 2023 and June 30, 2023 are calculated under the current expected credit losses model. For September 30, 2022, the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

11

amalgamated FINANCIAL CORP.

Loan and Held-to-Maturity Securities Portfolio Composition

(In thousands)	At September 30, 2023		At June 30, 2023		At September 30, 2022	
	Amount	% of total loans	Amount	% of total loans	Amount	% of total loans
Commercial portfolio:						
Commercial and industrial	$ 1,050,355	24.1%	$ 949,403	22.3%	$ 805,087	20.8%
Multifamily	1,094,955	25.1%	1,095,752	25.8%	884,790	22.9%
Commercial real estate	324,139	7.4%	333,340	7.8%	338,002	8.7%
Construction and land development	28,326	0.6%	28,664	0.7%	38,946	1.0%
Total commercial portfolio	2,497,775	57.2%	2,407,159	56.6%	2,066,825	53.4%
Retail portfolio:						
Residential real estate lending	1,409,530	32.3%	1,388,571	32.7%	1,332,010	34.5%
Consumer solar[1]	415,324	9.5%	411,873	9.7%	420,896	10.9%
Consumer and other[1]	42,116	1.0%	44,135	1.0%	46,897	1.2%
Total retail portfolio	1,866,970	42.8%	1,844,579	43.4%	1,799,803	46.6%
Total loans held for investment	4,364,745	100.0%	4,251,738	100.0%	3,866,628	100.0%
Net deferred loan origination costs[2]	—		—		4,662	
Allowance for credit losses[3]	(67,815)		(67,431)		(42,122)	
Loans receivable, net	$ 4,296,930		$ 4,184,307		$ 3,829,168	
Held-to-maturity securities portfolio:						
PACE assessments	$ 1,070,504	63.6%	$ 1,037,800	62.7%	$ 856,701	57.4%
Traditional securities	612,081	36.4%	617,437	37.3%	635,722	42.6%
Total held-to-maturity securities	1,682,585	100.0%	1,655,237	100.0%	1,492,423	100.0%
Allowance for credit losses[3]	(725)		(707)		—	
Total held-to-maturity securities, net	$ 1,681,860		$ 1,654,530		$ 1,492,423	

(1) The Company adopted the CECL standard on January 1, 2023. As a result, the classification of loan segments was updated, and all loan balances for presented periods have been reclassified.
(2) With the adoption of the CECL standard, loans balances as of September 30, 2023 and June 30, 2023 are presented at amortized cost, net of deferred loan origination costs.
(3) With the adoption of the CECL standard, the allowance for credit losses on both loans and securities as of September 30, 2023 and June 30, 2023 are calculated under the current expected credit losses model. For September 30, 2022, no allowance was calculated on securities, and the allowance on loans presented is the allowance for loan losses calculated using the incurred loss model.

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Three Months Ended								
	September 30, 2023			June 30, 2023			September 30, 2022		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 170,830	$ 1,687	3.92%	$ 114,010	$ 1,056	3.72%	$ 222,071	$ 971	1.73%
Securities[1]	3,208,334	39,971	4.94%	3,259,797	39,393	4.85%	3,522,863	29,735	3.35%
Resell agreements	—	—	0.00%	5,570	113	8.14%	232,956	1,845	3.14%
Loans receivable, net[2][3]	4,314,767	49,578	4.56%	4,202,911	45,360	4.33%	3,732,976	38,264	4.07%
Total interest-earning assets	7,693,931	91,236	4.70%	7,582,288	85,922	4.55%	7,710,866	70,815	3.64%
Non-interest-earning assets:									
Cash and due from banks	6,129			5,034			4,783		
Other assets	204,506			208,944			226,448		
Total assets	$ 7,904,566			$ 7,796,266			$ 7,942,097		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 3,446,027	$ 17,157	1.98%	$ 3,203,681	$ 13,298	1.66%	$ 3,031,402	$ 2,329	0.30%
Time deposits	176,171	1,122	2.53%	158,992	610	1.54%	184,476	162	0.35%
Brokered CDs	371,329	4,879	5.21%	411,510	4,908	4.78%	—	—	0.00%
Total interest-bearing deposits	3,993,527	23,158	2.30%	3,774,183	18,816	2.00%	3,215,878	2,491	0.31%
Other borrowings	376,585	4,350	4.58%	371,004	4,121	4.46%	85,323	696	3.24%
Total interest-bearing liabilities	4,370,112	27,508	2.50%	4,145,187	22,937	2.22%	3,301,201	3,187	0.38%
Non-interest-bearing liabilities:									
Demand and transaction deposits	2,920,737			3,055,770			4,053,953		
Other liabilities	74,964			67,710			75,143		
Total liabilities	7,365,813			7,268,667			7,430,297		
Stockholders' equity	538,753			527,599			511,800		
Total liabilities and stockholders' equity	$ 7,904,566			$ 7,796,266			$ 7,942,097		
Net interest income / interest rate spread		$ 63,728	2.20%		$ 62,985	2.33%		$ 67,628	3.26%
Net interest-earning assets / net interest margin	$ 3,323,819		3.29%	$ 3,437,101		3.33%	$ 4,409,665		3.48%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 6,542,935		1.11%	$ 6,418,443		0.87%	$ 7,269,831		0.14%
Total deposits / total cost of deposits	$ 6,914,264		1.33%	$ 6,829,953		1.10%	$ 7,269,831		0.14%
Total funding / total cost of funds	$ 7,290,849		1.50%	$ 7,200,957		1.28%	$ 7,355,154		0.17%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Amounts are net of deferred origination costs. With the adoption of the CECL standard on January 1, 2023, the average balance of the allowance for credit losses on loans was reclassified for all presented periods to other assets to allow for comparability.
(3) Includes prepayment penalty interest income in 3Q2023, 2Q2023, and 3Q2022 of $0, $0, and $800, respectively (in thousands).

13

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Nine Months Ended					
	September 30, 2023			September 30, 2022		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 125,560	$ 3,360	3.58%	$ 316,288	$ 1,701	0.72%
Securities[1]	3,276,065	118,557	4.84%	3,387,707	71,477	2.82%
Resell agreements	8,003	432	7.22%	227,932	3,610	2.12%
Loans receivable, net[2][3]	4,216,391	139,744	4.43%	3,493,405	103,157	3.95%
Total interest-earning assets	7,626,019	262,093	4.60%	7,425,332	179,945	3.24%
Non-interest-earning assets:						
Cash and due from banks	5,067			7,752		
Other assets	210,112			267,315		
Total assets	$ 7,841,198			$ 7,700,399		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 3,248,278	$ 40,010	1.65%	$ 2,986,588	$ 4,908	0.22%
Time deposits	161,756	2,030	1.68%	191,944	466	0.32%
Brokered CDs	383,521	13,769	4.80%	—	—	0.00%
Total interest-bearing deposits	3,793,555	55,809	1.97%	3,178,532	5,374	0.23%
Other borrowings	365,262	12,292	4.50%	84,604	2,077	3.28%
Total interest-bearing liabilities	4,158,817	68,101	2.19%	3,263,136	7,451	0.31%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,086,482			3,821,571		
Other liabilities	72,821			85,996		
Total liabilities	7,318,120			7,170,703		
Stockholders' equity	523,078			529,696		
Total liabilities and stockholders' equity	$ 7,841,198			$ 7,700,399		
Net interest income / interest rate spread		$ 193,992	2.41%		$ 172,494	2.93%
Net interest-earning assets / net interest margin	$ 3,467,202		3.40%	$ 4,162,196		3.11%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 6,496,516		0.87%	$ 7,000,103		0.10%
Total deposits / total cost of deposits	$ 6,880,037		1.08%	$ 7,000,103		0.10%
Total funding / total cost of funds	$ 7,245,299		1.26%	$ 7,084,707		0.14%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Amounts are net of deferred origination costs. With the adoption of the CECL standard on January 1, 2023, the average balance of the allowance for credit losses on loans was reclassified for all presented periods to other assets to allow for comparability.
(3) Includes prepayment penalty interest income in September YTD 2023 and September YTD 2022 of $0 and $1.6 million, respectively

14

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	September 30, 2023		June 30, 2023		September 30, 2022	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 2,808,300	$ 2,920,737	$ 2,958,104	$ 3,055,770	$ 3,839,155	$ 4,053,953
NOW accounts	192,654	192,883	199,262	193,851	204,473	210,972
Money market deposit accounts	3,059,982	2,893,930	2,744,411	2,644,580	2,549,024	2,437,920
Savings accounts	357,470	359,214	363,058	365,250	384,644	382,510
Time deposits	180,529	176,171	161,335	158,992	183,011	184,476
Brokered CDs	391,919	371,329	468,481	411,510	—	—
Total deposits	$ 6,990,854	$ 6,914,264	$ 6,894,651	$ 6,829,953	$ 7,160,307	$ 7,269,831
Total deposits excluding Brokered CDs	$ 6,598,935	$ 6,542,935	$ 6,426,170	$ 6,418,443	$ 7,160,307	$ 7,269,831

(In thousands)	Three Months Ended					
	September 30, 2023		June 30, 2023		September 30, 2022	
	Average Rate Paid[1]	Cost of Funds	Average Rate Paid[1]	Cost of Funds	Average Rate Paid[1]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.95 %	1.01%	0.95%	0.96%	0.33%	0.19%
Money market deposit accounts	2.31 %	2.14%	2.02%	1.81%	0.37%	0.33%
Savings accounts	1.16 %	1.14%	1.04%	1.00%	0.32%	0.19%
Time deposits	2.88 %	2.53%	1.77%	1.54%	0.44%	0.35%
Brokered CDs	5.14 %	5.21%	5.02%	4.78%	0.00%	—
Total deposits	1.46 %	1.33%	1.27%	1.10%	0.17%	0.14%
Interest-bearing deposits excluding Brokered CDs	2.16 %	2.00%	1.84%	1.66%	0.37%	0.31%

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts as of September 30, 2023.

15

Asset Quality (In thousands) September 30, 2023 June 30, 2023 September 30, 2022 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 2,189 1,546 5,858 Nonaccrual loans - Commercial 28,041 28,078 17,764 Nonaccrual loans - Retail 6,282 5,606 2,057 Nonaccrual securities 31 35 37 Total nonperforming assets $ 36,543 $ 35,265 $ 25,716 Nonaccrual loans: Commercial and industrial $ 7,575 $ 7,575 $ 9,356 Multifamily — 2,376 3,494 Commercial real estate 4,575 4,660 4,914 Construction and land development 15,891 13,467 — Total commercial portfolio 28,041 28,078 17,764 Residential real estate lending 3,009 2,470 675 Consumer solar 2,817 2,811 1,382 Consumer and other 457 325 — Total retail portfolio 6,283 5,606 2,057 Total nonaccrual loans $ 34,324 $ 33,684 $ 19,821 Nonaccrual loans to total loans 0.79% 0.79% 0.51 % Nonperforming assets to total assets 0.46% 0.45% 0.33 % Allowance for credit losses on loans to nonaccrual loans 197.58% 200.19% 212.51 % Allowance for credit losses on loans to total loans 1.55% 1.59% 1.09 % Annualized net charge-offs (recoveries) to average loans 0.27% 0.29% 0.29% 16

Credit Quality September 30, 2023 June 30, 2023 September 30, 2022 ($ in thousands) Criticized and classified loans Commercial and industrial $ 45,959 $ 34,987 $ 26,756 Multifamily 10,999 17,668 42,105 Commercial real estate 8,762 29,788 39,628 Construction and land development 15,891 15,891 2,424 Residential real estate lending 3,009 2,470 675 Consumer solar 2,817 2,811 1,382 Consumer and other 457 325 — Total loans $ 87,894 $ 103,940 $ 112,970 Criticized and classified loans to total loans Commercial and industrial 1.05% 0.82% 0.69 % Multifamily 0.25% 0.42% 1.09 % Commercial real estate 0.20% 0.70% 1.02 % Construction and land development 0.36% 0.37% 0.06 % Residential real estate lending 0.07% 0.06% 0.02 % Consumer solar 0.06% 0.07% 0.04 % Consumer and other 0.01% 0.01% 0.00% 2.00% 2.45% 2.92% 17

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

(in thousands)	As of and for the Three Months Ended September 30, 2023	As of and for the Three Months Ended June 30, 2023	As of and for the Three Months Ended September 30, 2022	As of and for the Nine Months Ended September 30, 2023	As of and for the Nine Months Ended September 30, 2022
Core operating revenue					
Net Interest income (GAAP)	$ 63,728	$ 62,985	$ 67,628	$ 193,992	$ 172,494
Non-interest income	6,780	7,944	5,003	19,930	19,671
Less: Securities (gain) loss	1,699	267	1,844	5,052	2,264
Less: Subdebt repurchase gain	(637)	—	(617)	(1,417)	(617)
Core operating revenue (non-GAAP)	71,570	71,196	73,858	217,557	193,812
Add: Tax (credits) depreciation on solar investments	—	—	1,306	—	2,105
Core operating revenue excluding solar tax impact (non-GAAP)	71,570	71,196	75,164	217,557	195,917
Core non-interest expense					
Non-interest expense (GAAP)	$ 37,339	$ 37,529	$ 36,258	$ 113,495	$ 105,001
Less: Other one-time expenses[1]	(332)	(285)	—	(617)	(738)
Core non-interest expense (non-GAAP)	37,007	37,244	36,258	112,878	104,263
Core net income					
Net Income (GAAP)	$ 22,308	$ 21,642	$ 22,944	$ 65,284	$ 56,722
Less: Securities (gain) loss	1,699	267	1,844	5,052	2,264
Less: Subdebt repurchase gain	(637)	—	(617)	(1,417)	(617)
Add: Other one-time expenses	332	285	—	617	738
Less: Tax on notable items	(396)	(147)	(319)	(1,151)	(619)
Core net income (non-GAAP)	23,306	22,047	23,852	68,385	58,488
Add: Tax (credits) depreciation on solar investments	—	—	1,306	—	2,105
Add: Tax effect of solar income	—	—	(340)	—	(546)
Core net income excluding solar tax impact (non-GAAP)	23,306	22,047	24,818	68,385	60,047
Tangible common equity					
Stockholders' equity (GAAP)	$ 546,291	$ 528,614	$ 487,738	$ 546,291	$ 487,738
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,439)	(2,661)	(3,366)	(2,439)	(3,366)
Tangible common equity (non-GAAP)	530,783	512,884	471,303	530,783	471,303
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 538,753	$ 527,599	$ 511,800	$ 523,078	$ 529,696
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,547)	(2,769)	(3,494)	(2,768)	(3,754)
Average tangible common equity (non-GAAP)	523,137	511,761	495,237	507,241	512,873
Core return on average assets					
Denominator: Total average assets (GAAP)	$ 7,904,566	$ 7,796,266	$ 7,942,097	$ 7,841,198	$ 7,700,399
Core return on average assets (non-GAAP)	1.17%	1.13%	1.19%	1.17%	1.02%
Core return on average assets excluding solar tax impact (non-GAAP)	1.17%	1.13%	1.24%	1.17%	1.04%
Core return on average tangible common equity					
Denominator: Average tangible common equity	$ 523,137	$ 511,761	$ 495,237	$ 507,241	$ 512,873
Core return on average tangible common equity (non-GAAP)	17.67%	17.28%	19.11%	18.02%	15.25%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	17.67%	17.28%	19.88%	18.02%	15.65%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 37,007	$ 37,244	$ 36,258	$ 112,878	$ 104,263
Core efficiency ratio (non-GAAP)	51.71%	52.31%	49.09%	51.88%	53.80%
Core efficiency ratio excluding solar tax impact (non-GAAP)	51.71%	52.31%	48.24%	51.88%	53.22%

(1) Severance expense for positions eliminated plus, for 2022, expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago.

18